Workstream Inc. Announces Third Quarter Fiscal 2009 Results

Maitland, Florida — April 14, 2009 – Workstream (NASDAQ: WSTM), a leading provider of on demand talent management solutions, today announced financial results for the third quarter ended February 28, 2009:

Net Revenues were $5.6 million compared to $6.2 million during the same period last year.

EBITDA, or earnings before interest, taxes, depreciation and amortization, was $1.3 million or $0.02 per diluted share, compared to a loss of ($4.5) million or ($0.09) per diluted share during the same period last year.

Net income for the period in accordance with accounting principles generally accepted in the United States, or GAAP, was $573,852 compared to a loss of ($19.7) million during the same period last year.

GAAP diluted earnings per share for the quarter was $0.01 with 58 million weighted average shares outstanding compared to a loss per diluted share of ($0.38) during the same period last year.

Cash flow from operations for the period was $351,000 compared to ($3.5) million cash used in operation during the same period last year.

In the third quarter and nine months of fiscal 2009, management continued to focus and execute on increasing productivity, reducing cost and generating free cash flow.

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss from continuing operations before interest, taxes, depreciation and amortization, non-cash equity compensation and non-recurring goodwill impairment, if applicable. Following the financial statements attached is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

In the third quarter and nine months of fiscal 2009, management reduced employee costs, including commissions, as there was a significant decrease in headcount as part of management’s overall plan to reduce costs to better align them with the Company’s current revenues.  Additionally, we renegotiated several major accounts with service providers and changed some of our offices to remote centers in order to lower our expenses.

About Workstream Inc.

Workstream provides on-demand compensation, performance and talent management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With offices across North America, Workstream services customers including Chevron, The Gap, and Nordstrom. For more information visit www.workstreaminc.com or call (407)475-5500.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS

	February 28, 2009	May 31, 2008
ASSETS:	(Unaudited)
Current assets:
Cash and cash equivalents	$1,484,622	$3,435,337
Restricted cash	-	391,415
Short-term investments	35,000	67,983
Accounts receivable, net	3,027,801	3,771,598
Prepaid expenses and other assets	172,774	502,303
Total current assets	4,720,197	8,168,636

Equipment, net	1,114,344	1,960,836
Other assets	27,056	78,287
Acquired intangible assets, net	64,750	449,975
Goodwill	17,729,448	17,729,448

TOTAL ASSETS	$23,655,795	$28,387,182

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$1,295,102	$3,175,850
Accrued liabilities	2,669,570	3,079,718
Accrued compensation	459,987	1,176,774
Current portion of long-term obligations	229,271	543,170
Deferred revenue	3,103,839	2,991,909
Total current liabilities	7,757,769	10,967,421

Long-term obligations less current portion	820,519	275,987
Deferred revenue – long term	17,069	113,000
Common stock warrant liability	-	19,000,000
Notes payable	19,000,000	-
Total liabilities	27,595,357	30,356,408

Contingencies

STOCKHOLDERS’ DEFICIT:
Common stock	113,188,378	112,588,378
Additional paid-in capital	18,429,815	18,261,543
Accumulated other comprehensive loss	(710,448)	(799,190)
Accumulated deficit	(134,847,307)	(132,019,957)
Total stockholders’ deficit	(3,939,562)	(1,969,226)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$23,655,795	$28,387,182

WORKSTREAM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Revenues:
Software	$2,099,072	$2,045,775	$5,731,051	$6,804,533
Professional services	638,791	741,307	1,869,931	2,562,044
Rewards	1,610,241	1,326,317	4,564,245	4,283,658
Career networks	1,289,594	2,071,127	4,169,682	6,954,646
Revenues, net	5,637,698	6,184,526	16,334,909	20,604,881
Cost of revenues:
Rewards	1,184,542	1,012,377	3,527,782	3,188,460
Other	295,306	668,040	1,132,788	2,109,323
Cost of revenues (exclusive of amortization and depreciation expense noted below)	1,479,848	1,680,417	4,660,570	5,297,783
Gross profit	4,157,850	4,504,109	11,674,339	15,307,098

Operating expenses:
Selling and marketing	598,143	2,664,602	2,950,516	8,302,606
General and administrative	1,758,505	5,186,038	6,775,338	14,657,559
Research and development	565,944	1,901,563	2,853,205	4,823,741
Amortization and depreciation	309,399	693,026	1,236,265	3,101,263
Total operating expenses	3,231,991	10,445,229	13,815,324	30,885,169

Operating income (loss)	925,859	(5,941,120)	(2,140,985)	(15,578,071)

Interest and other income	19,893	88,317	161,655	397,932
Warrant liability interest expense	-	(13,051,901)	-	(6,318,102)
Interest and other expense	(352,167)	(16,700)	(810,533)	(2,155,371)
Other income (expense)	(332,274)	(12,980,284)	(648,878)	(8,075,541)

Income (loss) before income tax expense	593,585	(18,921,404)	(2,789,863)	(23,653,612)

Income tax expense	(19,733)	(804,310)	(37,487)	(790,726)

NET INCOME (LOSS)	$573,852	$(19,725,714)	$(2,827,350)	$(24,444,338)

Basic earnings (loss) per share	$0.01	$(0.38)	$(0.05)	$(0.47)

Diluted earnings (loss) per share	$0.01	$(0.38)	$(0.05)	$(0.47)

Net income (loss)	$573,852	$(19,725,714)	$(2,827,350)	$(24,444,338)
Comprehensive income (loss):
Foreign currency translation adjustments	(95,809)	(81,604)	88,742	(17,231)

COMPREHENSIVE INCOME (LOSS)	$478,043	$(19,807,318)	$(2,738,608)	$(24,461,569)

WORKSTREAM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	February 28, 2009	February 29, 2008
Cash flows provided by (used in) operating activities:
Net loss	$(2,827,350)	$(24,444,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	1,236,265	3,101,263
Leasehold inducement amortization	(38,064)	(41,144)
Provision for bad debt	457,795	527,075
Loss on sale or disposal of fixed asset	-	12,623
Stock related compensation	168,272	1,262,841
Non-cash interest expense	-	6,318,102
Deferred income taxes	(2,275)	762,835
Change in long-term portion of deferred revenue	(95,931)	23,975
Net change in components of working capital:
Accounts receivable	286,003	(1,464,343)
Prepaid expenses and other assets	380,760	354,837
Accounts payable and accrued expenses	(1,004,788)	738,149
Accrued compensation	(716,788)	186,491
Deferred revenue	111,930	1,373,884
Net cash used in operating activities	(2,044,171)	(11,287,750)

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(2,989)	(542,033)
(Increase)/ decrease in restricted cash	424,398	63,411
(Increase)/decrease in short-term investments	-	(1,813)
Net cash provided by (used in) investing activities	421,409	(480,435)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of options and warrants	-	43,200
Repayment of long-term obligations	(416,695)	(502,534)
Payment of guaranteed financing costs	-	(550,000)
Proceeds from warrant financing	-	18,658,172
Net repayments on line of credit	-	(4,498,619)
Net cash provided by (used in) financing activities	(416,695)	13,150,219

Effect of exchange rate changes on cash and cash equivalents	88,742	(17,231)

Net increase / (decrease) in cash and cash equivalents	(1,950,715)	1,364,803
Cash and cash equivalents, beginning of period	3,435,337	2,752,601
Cash and cash equivalents, end of period	$1,484,622	$4,117,404

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$81,757	$399,998
Cash paid during the period for income taxes	$16,231	$126,606
Supplemental schedule of non-cash investing and financing activities:
Equipment acquired under capital leases	$-	$133,478
Conversion of warrant liability to notes payable	$19,000,000	$-
Non-cash issuance of common stock in connection with the settlement of class action lawsuits	$600,000	$-

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE
INTEREST, DEPRECIATION, AMORTIZATION AND NON-CASH COMPENSATION (EBITDA)

	Three Months Ended		Nine Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Net loss, per GAAP	$573,852	$(19,725,714)	(2,827,350)	$(24,444,338)
Income tax expense	19,733	804,310	37,487	790,726
Interest and other expense	352,167	16,700	810,533	2,155,371
Warrant liability interest expense	-	13,051,901	-	6,318,102
Interest and other income	(19,893)	(88,317)	(161,655)	(397,932)
Amortization and depreciation	309,399	693,026	1,236,265	3,101,263
Non-cash compensation	35,570	385,985	168,272	1,262,841
Merger and acquisition costs	-	349,251	(34,784)	349,251
EBITDA income (loss)	$1,270,828	$(4,512,858)	$(771,232)	$(10,864,716)

Weighted average number of common shares outstanding-basic	56,079,181	51,923,532	54,534,060	51,706,273

Weighted average number of common shares outstanding-diluted	58,467,312	51,923,532	54,534,060	51,706,273

Basic & diluted earnings (loss) per share, per GAAP	$0.01	$(0.38)	$(0.05)	$(0.47)

Basic & diluted EBITDA earnings (loss) per share	$0.02	$(0.09)	$(0.01)	$(0.21)

Investor Relations:
Workstream Inc.
LeAnn Hitchcock, 407-475-5500
LeAnn.Hitchcock@workstreaminc.com

Media/Press:
Workstream Inc.
LeAnn Hitchcock,
LeAnn.Hitchcock@workstreaminc.com